As filed with the Securities and Exchange Commission on June 3, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONCOLYTICS BIOTECH INC.

(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 804, 322 11th Ave SW
Calgary, Alberta

Canada T2R 0C5

(Address of principal executive offices)

Amended and Restated Stock Option Plan

Incentive Share Award Plan

(Full titles of plan)

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, CO 80202-5549

(Name and address of agent for service)

(303) 629-3450

(Telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202-5549

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or an emerging growth company.  See definition of “large accelerated filer,” “accelerated filer,” and “emerging growth company in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☒	Non-Accelerated Filer	☐	Smaller Reporting Company	☐

						Emerging Growth Company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY STATEMENT

This registration statement on Form S-8 by Oncolytics Biotech Inc. (the “Registrant”) is filed pursuant to General Instruction E to Form S-8 (i) to register 1,918,056 additional common shares (“Common Shares”) which have been reserved under the Oncolytics Biotech Inc. Stock Option Plan (the “Stock Option Plan”) to be issued upon exercise of outstanding options granted under the Stock Option Plan; (ii) to register 107,100 additional Common Shares to be issued upon vesting and settlement of outstanding awards granted under the Registrant’s Incentive Share Award Plan (the “Incentive Share Award Plan” together with the Stock Option Plan are collectively referred to herein as, the “Plans”) and (iIi) to register an aggregate of 3,300,000 Common Shares reserved for issuance pursuant to the exercise of options to be granted under the Stock Option Plan and the vesting and settlement of awards to be granted under the Incentive Award Plan. The maximum number of shares issuable under the Plans shall not exceed 14% of the total number of issued and outstanding Common Shares from time to time. An aggregate of 11,412,394 Common Shares reserved for issuance under the Plans were previously registered with the United States Securities and Exchange Commission (the “Commission”) on Form S-8 filed with the Commission on July 17, 2015 (File No. 333-205708) and an aggregate of 6,154,997 Common Shares for issuance under the Stock Option Plan were registered with the Commission on Form S-8 filed with the Commission on January 10, 2011 (File No. 333-171625) (collectively, “Prior Registration Statements”). With respect to the Plans the Registrant incorporates by reference herein the contents of the Prior Registration Statements.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* This information is not required to be included in, and is not incorporated by reference in, this registration statement.

PART II.           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the Commission on March 12, 2024;

(b)	all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report incorporated by reference herein pursuant to (a) above; and

(c)	the description of the Common Shares contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 31, 2018, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under the Business Corporations Act (Alberta), the Registrant may indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer or a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Registrant or other entity, and the Registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by the Registrant if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from the Registrant as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above.

The by-laws of the Registrant provide that the Registrant will indemnify any director or officer of the Registrant, any former director or officer of the Registrant or any individual who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the Business Corporations Act (Alberta) and will, subject to the terms of any indemnification agreement between the indemnified party and the Registrant, advance moneys to the indemnified party for costs, charges and expenses reasonably incurred by the indemnified party in respect of any proceeding in which the indemnified party is, or has been or may be involved or is or may be liable for or in respect of a judgment, penalty or fine by reason of or arising, in whole or in part, out of or in connection with or incidental to (a) the fact the indemnified party: (i) is or was a director or officer of the Registrant; (ii) is or was acting at the Registrant’s request as a director or officer, or in a similar capacity, of any entity; or (b) anything done or not done by the indemnified party in any such capacity. Such advance of moneys will be made by the Registrant only to the extent the Registrant receives a written demand from the indemnified party which must include: (x) affirmation of the indemnified party’s good faith belief that he or she is entitled to indemnification by the Registrant hereunder together with particulars of the costs to be covered by the advance of moneys by the Registrant; and (y) an undertaking from the indemnified party to repay all such advances if and to the extent that it is determined pursuant to a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) by a court of competent jurisdiction that the indemnified party was not entitled to indemnification hereunder or that the payment of such costs, charges or expenses was prohibited by applicable law..

The Registrant maintains a directors’ & officers’ insurance policy for the benefit of the directors and officers of the Registrant and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

Exhibit No.	Exhibit
4.1	Amended and Restated Stock Option Plan
4.2	Amended and Restated Incentive Share Award Plan
5.1	Opinion of McCarthy Tétrault LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of McCarthy Tétrault LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See signature page of this registration statement)
104	Cover page interactive data file (formatted as Inline XBRL and included in Exhibit 101)
107	Filing Fees Table

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on this 3rd day of June, 2024.

ONCOLYTICS BIOTECH INC.

/s/ Kirk Look
Name: Kirk Look
Title: Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bradley G. Thompson and Kirk Look, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf of the following persons in the capacities indicated on June 3, 2024:

Signature	Title

/s/ Matthew Coffey	President, Chief Executive Officer and
Matthew C. Coffey	Chairman of the Board (Principal Executive Officer)

/s/ Kirk Look	Chief Financial Officer and Director
Kirk Look	(Principal Financial and Accounting Officer)

/s/ James T. Parsons	Director
James T. Parsons

/s/ Deborah M. Brown	Director
Deborah M. Brown

/s/ Angela Holtman	Director
Angela Holtham

/s/ Wayne Pisano	Director
Wayne Pisano

/s/ Jonathan Rigby	Director
Jonathan Rigby

/s/ Patricia Andrews	Director
Patricia Andrews

/s/ Bernd R. Seizinger	Director
Bernd. R. Seizinger

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in his capacity as the duly authorized representative of Oncolytics Biotech Inc. in the United States, in Alberta, Canada, on June 3, 2024.

Oncolytics Biotech (US) Inc.

By:	/s/ Kirk J. Look
Name: Kirk J. Look
Title: Chief Financial Officer

Exhibit index

Exhibit No.	Exhibit
4.1	Amended and Restated Stock Option Plan
4.2	Amended and Restated Incentive Share Award Plan
5.1	Opinion of McCarthy Tétrault LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of McCarthy Tétrault LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See signature page of this registration statement)
104	Cover page interactive data file (formatted as Inline XBRL and included in Exhibit 101)
107	Filing Fees Table